Exhibit 10.6.2

License Amendment
L-070-2003/1

WHEREAS, the National Institutes of Health (“NIH”), on behalf of the Public Health Service (“PHS”) and the Department of Health and Human Services (“DHHS”), and Brainsway, Inc. (“Licensee”) entered into a license agreement (L-070-2003/0; the “Agreement”) effective August 10, 2003, relating to the Licensed Patent Rights which include DHHS Ref. No. E-223-2000/0-US-03: U.S. Patent Application Ser. No. 10/399,559; DHHS Ref.No. E-223-2000/0-CA-05: Canadian Patent Application Ser. No. 2,425,276; DHHS Ref. No. E-223-2000/0-AU-06; Australian Patent Application Ser. No. 2002229129; DHHS Ref. No. E-223-2000/0-EP-04: European Patent Application Ser. No. 01987684.6; DHHS Ref. No. E-223-2000/0-JP-07: Japanese Patent Application Ser. No. 2002-535740, DHHS Ref. No. E-223-2000/0-IL-08: Israeli Patent Application Ser. No. 155320; and DHHS Ref. No. E-223-2000/0-HK-09: Hong Kong Patent Application Ser. No. 03108947.4, all of which arc entitled “Coil For Magnetic Stimulation” and are national phase applications of DHHS Ref. No. E-223-00/0: International Patent Application PCT/U501/50737, which claims priority from U.S. Provisional Patent Application Number 60/242,97, filed on October 20, 2000.

WHEREAS, Licensee requests that the Agreement be amended to extend the regulatory and First Commercial Sale benchmarks by three years to accommodate unexpected delays in regulatory approvals.

WHEREAS, Licensee achieved their first financing benchmark, has paid all of their royalty payments under the Agreement to date and has formed a strategic partnership with a third party that resulted in a successful prototype of a deep brain magnetic stimulation coil ready for clinical testing.

NOW THEREFORE, in consideration of the foregoing, PHS and Licensee hereby agree to amend the Agreement as follows:

Appendix E is deleted in its entirety and replaced with the following:

APPENDIX B-Benchmarks and Performance

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

●
Within twelve (12) months of the Effective Date of this agreement licensee shall revise at leau One Million ($1,000,000) Dollars in funds and demonstrate the availability of said funds, sufficient to undertake initial research and development of the Licensed Patent Rights, Licensed Processes and/or Licensed Products.

●	Submission to FDA or foreign equivalent by June 1, 2008 of an application for regulatory marketing approval of a Licensed Product or Licensed Process.

●	Regulatory marketing approval of a Licensed Product or Licensed Process by the FDA or foreign equivalent by June 1, 2009.

●	First Commercial Sale of a Licensed Product or Licensed Process by January 1, 2010.
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SIGNATURES BEGIN ON NEXT PAGE

LICENSE AMENDMENT	L-070-2003/1	CONFIDENTIAL
Page 1 of 2	Brainsway, Inc.	A-421-2005

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this License Amendment in duplicate originals by their respective duly authorized officers hereunto, on the day and year hereinafter written. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

8/4/05
Stetven M. Ferguson, M.B.A.	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer National institutes of Health 6011 Executive Boulevard, Suite 325 Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this License Amendment are truthful and accurate.)

by:

24/8/05
Uzi Sofer	Date
C/o Tulchinsky-Stern & Co. Law Offices Abba Hillel 14 Ramat Gan 52506
Israel

Official and Mailing Address for Notices:

Brainsway, Inc.
C/o Tulchinsky-Stern & Co. Law Offices
Abba Hillel 14
Ramat Gan 52506
Israel

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this License Amendment and during the course of negotiation of this License Amendment are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§ 3801-3712 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) and/or imprisonment).

LICENSE AMENDMENT	L-070-2003/1	CONFIDENTIAL
Page 2 of 2	Brainsway, Inc.	A-421-2005